UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNO FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	75-3108137 (I.R.S. Employer Identification No.)

11825 N. Pennsylvania Street, Carmel, IN 46032
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class
is to be registered:

5.125% Subordinated Debentures due 2060	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-224830

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

CNO Financial Group, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 5.125% Subordinated Debentures due 2060 (the “Debentures”) to be registered hereunder, set forth under the heading “Description of Debentures” in the Registrant’s Prospectus Supplement, dated November 18, 2020, and, to the extent not superseded by the aforementioned description in the Prospectus Supplement, as set forth under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated May 10, 2018, constituting part of the Registration Statement on Form S-3 (File No. 333-224830) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Debentures are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits

4.1	Indenture, dated as of June 12, 2019, between the Registrant and U.S. Bank National Association, as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed June 12, 2019).

4.2	Second Supplemental Indenture, dated as of November 25, 2020, between the Registrant and the Trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed November 25, 2020).

4.3	Form of 5.125% Subordinated Debentures due 2060 Global Debenture (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CNO FINANCIAL GROUP, INC.

		By:	/s/ John R. Kline
		Name:	John R. Kline
		Title:	Senior Vice President and Chief Accounting Officer

Date:	November 25, 2020

[Form 8-A]